                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                      November 14, 2003 (November 14, 2003)


                                  METATEC, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                         0-9220                31-1647405
-------------------------------    --------------------    ------------------
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation)                         File Number)        Identification No.)

7001 Metatec Boulevard, Dublin, Ohio                             43017
------------------------------------                           ----------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (614) 761-2000


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On October 17, 2003, Metatec, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio in Columbus, Ohio (the "Bankruptcy Court"), Case No. 03-65902 (the "Bankruptcy Case"). The Company reported the Bankruptcy Case in a Current Report on Form 8-K (Item 3) filed with the Securities and Exchange Commission on October 20, 2003. During the pendency of the Bankruptcy Case, the Company will continue to operate its business and manage its properties as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

         In connection with filing the Chapter 11 petition, the Company filed motions with the Bankruptcy Court seeking orders for the approval of (1) the Company receiving post-petition financing of up to $5.0 million from MTI Acquisition Corp. ("MTI"), (2) bidding procedures with respect to the sale of the Company's assets, and (3) the Company proceeding with the sale of its assets to MTI in accordance with the terms of an asset purchase agreement between the Company and MTI (referred to as the "MTI Bid"). MTI is a wholly owned subsidiary of ComVest Investment Partners II LLC ("ComVest II"), and an affiliate of Commonwealth Associates Group Holdings LLC. ComVest II is the Company's largest secured creditor.

         The MTI Bid provides that MTI would purchase substantially all of the assets of the Company for a purchase price of $10.0 million, consisting of a $9.0 million credit to ComVest II's secured-party creditor bankruptcy claim (subject to adjustment based on letter of credit obligations) and a $1.0 million cash payment to the bankruptcy estate, plus the assumption of certain indebtedness and executory contracts. If MTI is the successful bidder, it has agreed to assume the Company's obligations to repay the post-petition financing. The MTI Bid is subject to higher and better offers.

         On November 13, 2003, the Bankruptcy Court entered an Order (the "Order") which, among other things, (1) authorized the Company to proceed with a sale of its assets (the "Sale"), (2) established bidding procedures to be employed in connection with the Sale (the "Bidding Procedures"), including the approval of a break-up fee and expense reimbursement to MTI, (3) approved form and notice of the Sale, and (4) set dates for a sale hearing and deadlines for the filing of all objections to the Sale and all objections to the assumption by the Company and assignment to the successful bidder of executory contracts and unexpired leases, including any objections to cure payments proposed to be paid in connection therewith. The Bankruptcy Court has also approved the post-petition financing to the Company described above.

         The Company is soliciting higher and better offers to the MTI Bid for the purchase of its assets. As further set forth in the Order, in order to be considered a "qualified offer," an offer must comply with the Bidding Procedures and be received on or before 5:00 p.m. (EST) on December 15, 2003. If a qualified offer is timely received, an auction will be conducted at the offices of the Company's attorneys beginning at 10:00 a.m. (EST) on December 17, 2003.
A hearing to approve the purchase
agreement of the successful bidder is scheduled to be held before the Bankruptcy Court on December 18, 2003, at 10:00 a.m. (EST).

         A copy of the Order and the Bidding Procedures is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the asset purchase agreement between the Company and MTI is filed with this Form 8-K as
Exhibit 99.2. The notice of sale to be published in the Wall Street Journal on November 17, 2003, is filed with this Form 8-K as Exhibit 99.3.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

Exhibit
Number       Description of Exhibit
------       ----------------------
99.1     Order entered on November 14, 2003, by the United States Bankruptcy
         Court for the Southern District of Ohio concerning In Re Metatec, Inc.,
         Debtor.

99.2     Asset Purchase Agreement dated as of October 16, 2003, between Metatec,
         Inc. and MTI Acquisition Corp.

99.3 Form of notice of sale to be published in the Wall Street Journal on November 17, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            METATEC, INC.


Dated:  November 14, 2003                   By  /s/ Christopher A. Munro
                                               ---------------------------------
                                                Christopher A. Munro, President
                                                and Chief Executive Officer
                                                (authorized signatory)

                                  EXHIBIT INDEX

Exhibit
Number       Description of Exhibit
------       ----------------------
99.1     Order entered on November 14, 2003, by the United States Bankruptcy
         Court for the Southern District of Ohio concerning In Re Metatec, Inc.,
         Debtor.

99.2     Asset Purchase Agreement dated as of October 16, 2003, between Metatec,
         Inc. and MTI Acquisition Corp.

99.3 Form of notice of sale to be published in the Wall Street Journal on November 17, 2003.